UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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IMPORTANT SPECIAL MEETING
YOUR VOTE IS IMPORTANT
November 7, 2007
Dear Fellow Shareholder:
     We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of Coeur d’Alene Mines Corporation to be held on December 3, 2007. Your vote is important regardless of the number of Coeur shares you own. Please vote your proxy today by telephone, via the Internet or please sign, date and mail your proxy in the postage-paid envelope provided.
     On May 3, 2007, Coeur announced that it had entered into merger agreements with Bolnisi Gold NL and Palmarejo Silver and Gold Corporation in a transaction which will position the new Coeur as the world’s undisputed leader in silver. As described in detail in the proxy statement previously sent to you, your board and management believe that the merger transaction offers compelling benefits for shareholders of Coeur.
     At the Coeur special meeting, shareholders are being asked to consider and vote upon a proposal to amend Coeur’s articles of incorporation to increase the authorized shares of Coeur common stock, to issue shares of common stock to shareholders of Bolnisi and Palmarejo and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals.
     Coeur’s Board of Directors has unanimously approved the amendment to Coeur’s articles of incorporation and the issuance of Coeur common stock in the transactions. Accordingly, the Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
     The vote of all shareholders is important. Please submit your vote in this important matter by voting — by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your board of directors, thank you for your cooperation and continued support. We look forward to the continued growth of your company as we create the undisputed leader in silver.

Sincerely,

DENNIS E. WHEELER Chairman of the Board and Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Street name shareholders: your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instruction form immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.